                                                                    EXHIBIT 4.18


                                 LIMITED WAIVER

         This LIMITED WAIVER is made and entered into as of December 10, 1999 (this "Waiver"), among (a) ITEQ, INC., a Delaware corporation (the "Borrower"),
(b) THE GUARANTORS signatories hereto as guarantors, (c) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), and the other lending institutions which become parties to the Credit Agreement defined below (together with BKB, the "Banks"), (d) DEUTSCHE BANK AG, as documentation agent (the "Documentation Agent"), and (e) BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have entered into that certain Revolving Credit Agreement, dated as of October 28, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower has informed the Banks and the Agent that ITEQ Aviation, Inc., a Subsidiary of the Borrower, has sold its one-half interest in an airplane timeshare to a third party for net cash proceeds of approximately $301,000 (the "Sale") without the prior written consent of the Banks;

         WHEREAS, as a result of the Sale an Event of Default exists under the provisions contained Section 7.4 of the Credit Agreement (the "Existing Event of Default");

         WHEREAS, the Borrower has requested that the Banks and the Agent waive the Existing Event of Default, subject to the conditions contained herein; and

         WHEREAS, the Banks and the Agent have agreed to honor such request upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. LIMITED WAIVER. The Banks and the Agent hereby waive the Existing Event of Default, subject to the satisfaction of the conditions precedent contained in Section 2 hereof. As used in this Section 1, the term "net cash proceeds" of the Sale means the gross cash proceeds of the Sale, net of reasonable direct




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                                      -2-



transaction costs, such as broker's fees, transfer taxes and professional fees and expenses incurred on account of the Sale.

         SECTION 2. CONDITIONS TO EFFECTIVENESS. This Waiver shall not become effective unless the following conditions are satisfied on or prior to 5:00 p.m. Boston time on Friday, December 10, 1999: (a) This Waiver shall have been executed and delivered by the Borrower, the Guarantors, the Majority Banks and the Agent, and (b) the Borrower shall have reimbursed the Agent for, or paid directly, all fees, costs and expenses incurred by the Agent's counsel and for which invoices have been delivered.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent that (a) the airplane timeshare is no longer used or useful in the operations of the businesses of the Borrower and its Subsidiaries as such businesses are now proposed to be conducted, (b) to the best of the Borrower's knowledge and belief, the approximate value of the airplane timeshare sold under the Sale is $313,000 and
(c) the net cash proceeds of the Sale have been deposited in the operating account of the Borrower at BankBoston, N.A.

         SECTION 4. RATIFICATION, ETC. This Waiver is limited solely to the Sale upon the terms and subject to the conditions contained herein. Except as expressly modified hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Waiver is a Loan Document.

         SECTION 5. COUNTERPARTS. This Waiver may be executed in any number of counterparts, which together shall constitute one instrument.

         SECTION 6. GOVERNING LAW. THIS WAIVER SHALL BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.



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         IN WITNESS WHEREOF, the parties hereto have executed this Waiver as an instrument under seal to be effective as of the date first above written.

THE BORROWER:

ITEQ, INC.




By:  /s/ WILLIAM P. REID
     ---------------------------------
     Name:  William P. Reid
     Title: President



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THE GUARANTORS:

ITEQ MANAGEMENT COMPANY
 EXELL, INC. (a Delaware corporation which is successor by merger to EXELL. INC., a Texas corporation)
 ITEQ TANK SERVICES, INC. (successor by
   merger to HMT TANK SERVICE, INC.)
 RELIABLE STEEL, INC.
 AIR-CURE DYNAMICS, INC.
 AMEREX INDUSTRIES, INC.
 OHMSTEDE, INC.
 INTEREL ENVIRONMENTAL
   TECHNOLOGIES, INC.
 ALLIED INDUSTRIES, INC.
 ITEQ CONSTRUCTION SERVICES, INC.
   (f/k/a HMT CONSTRUCTION SERVICES,
   INC.)
 ITEQ INTELLECTUAL PROPERTIES, INC.
   (f/x/a AIX INTELLECTUAL PROPERTIES,
   INC.)
 ITEQ INVESTMENTS, INC. (f/k/a
   ASTROTECH INVESTMENTS, INC.)
 TEXOMA TANK COMPANY, INC.
 ITEQ STORAGE SYSTEMS, INC. (f/k/a
   BROWN-MINNEAPOLIS TANK &
   FABRICATING CO., successor by merger to
   HMT, INC., HMT SENTRY SYSTEMS, INC.
   and TRUSCO TANK, INC.)
 GRAVER MANUFACTURING CO., INC.
   (f/k/a GRAVER HOLDING COMPANY,
   successor by merger to GRAVER TANK &
   MFG. CO., INC., GRAVER TANK
   INTERNATIONAL, INC., GRAVER POWER,
   INC., and GRAVER TANK & VESSEL, INC.)
 G.L.M. ACQUISITION, L.L.C.


 By: /s/  WILLIAM P. REID
     ---------------------------------
     Name:  William P. Reid
     Title: President


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THE LENDERS:

BANKBOSTON, N.A.,
   individually and as Agent


By:  /s/ VIRGINIA DENNETT
     ---------------------------------
     Name:   Virginia Dennett
     Title:  Vice President



DEUTSCHE BANK AG,
   individually and as Documentation Agent


By:  /s/  JPS CRAWFORD
     ---------------------------------
     Name:  JPS Crawford
     Title: Managing Director


By:  /s/ SILVIA L. SPEAR
     ---------------------------------
     Name:   Silvia L. Spear
     Title:  Director



BANK OF SCOTLAND


By:  /s/  ANNIE GLYNN
     ---------------------------------
     Name:   Annie Glynn
     Title:  Senior vice President



BANK ONE, TEXAS, N.A.


By:  /s/  BRADLEY C. PETERS
     ---------------------------------
     Name:   Bradley C. Peters
     Title:  Vice President

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PARIBAS (f/k/a Banque Paribas)


By:  /s/ SCOTT CLINGAN
     ---------------------------------
     Name:   Scott Clingan
     Title:  Director


By:  /s/ LARRY ROBINSON
     ---------------------------------
     Name:   Larry Robinson
     Title:  Vice President



COMERICA BANK


By:  /s/ MARK B. GROVER
     ---------------------------------
     Name:   Mark B. Grover
     Title:  Vice President



THE FUJI BANK, LIMITED


By:  /s/ RAYMOND VENTURA
     ---------------------------------
     Name:   Raymond Ventura
     Title:  Vice President & Manager



HIBERNIA NATIONAL BANK


By:  /s/ CHRISTOPHER PITRE
     ---------------------------------
     Name:   Christopher Pitre
     Title:  Vice President



BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.)


By:  /s/  WILLIAM E. LIVINGSTONE, IV
     ----------------------------------
     Name:   William E. Livingstone, IV
     Title:  Managing Director


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UNION BANK OF CALIFORNIA, N.A.


By:  /s/  EMILY DENNY MCKNIGHT
     ---------------------------------
     Name:   Emily Denny McKnight
     Title:  Vice President



CHASE BANK TEXAS, NATIONAL ASSOCIATION (f/k/a Texas Commerce Bank, N.A.)


By:  /s/  BRUCE A. SHILCUTT
     ---------------------------------
     Name:   Bruce A. Shilcutt
     Title:  Vice President